Email Subject: Gaucho Holdings Stockholder Update - September 2023

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GAUCHO
GROUP
HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION | ALGODON WINE ESTATES | ALGODON WINE ESTATES | ALGODON FINE WINES


PIMA

Dear Stockholders,

Below please find an overview of our company's recent developments, including our most recent activities in Argentina and our strategies for enhancing stockholder value.

This year has been challenging to global businesses and consumers alike, marked by ongoing inflationary pressures, supply chain disruptions, and economic uncertainties. Working in Argentina in particular has presented challenges, due in part to the country's battle against triple-digit inflation, which reached 108% in 2022, and is expected to remain in triple digits by the end of this year. To put this into perspective, when we initially embarked on our journey in Argentina, the peso-to-dollar exchange rate was approximately 3:1. Today, it stands at approximately 726:1 in the blue market, signifying a staggering devaluation of roughly 99% since our arrival.

While the mention of "Argentina" may often be associated with challenges, perhaps some encouraging news is that Argentina's upcoming November election is expectedly composed of candidates who prioritize business-friendly policies — and with that we remain optimistic that the pendulum may turn benficial for Argentina for the first time in over a decade.

However, amidst economic challenges, we've leveraged the strength of the US dollar while continuing to identify unique opportunities and ways to increase the value of our assets base — such as expanding and improving upon our land infrastructure to push more lots available for sale (more on that below).


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ALGODON


ALGODON

ALGODON WINE ESTATES, ENTRANCE GATE

We feel confident that many of you would take immense pride in our collective achievements were you to visit and personally witness the substantial value we have added through the infrastructure development of our winery, hospitality businesses, and our vineyard real estate development.

As detailed below, we have been working toward accomplishing some exciting milestones, and on the horizon, we anticipate several new initiatives that we believe might captivate your enthusiasm as potentially potent value drivers.



ALGODON WINE ESTATES, VINEYARDS

Algodon Mansion, Buenos Aires

A downturn in occupancy during the pandemic allowed us the opportunity to carry out long needed renovations and amenity improvements. The hotel now looks better than ever, with enhancements spanning from the lobby to the suites and the rooftop lounge. We believe these strategic enhancements not only augment our overall value but also have the potential to drive increased revenue in the future.



ALGODON MANSION, SUITES & LOBBY

We've reignited our outreach efforts to global travel agencies, and have taken initiatives to improve our property's visibility online. As the world has now begun to once again travel internationally, we've seen steady increases in both occupancy rates and Average Daily Rates (ADR), resulting in continued revenue growth for the company.



ALGODON MANSION, LOBBY & WINE BAR

Algodon Wine Estates

At 4,138 acres, encompassing over 500 lots for private sale and develpment, we continue to enhance the property's intrinsic value through the expansion and refinement of infrastructure, amenities, and aesthetics, all of which we believe can lead to increased revenue for the company.



ALGODON WINE ESTATES

Throughout 2022 and 2023, we've driven significant lot sales. Including deferred income, we anticipate approximately $4.5 million in sales to be recognized in early 2025, as the deeding process is finalized — because only after the deeding are we able to recognize that revenue.

Looking ahead, we anticipate the potential for an additional $5 million or more from lot sales between 2023-2025, potentially yielding a total of $10 million or more in lot sales alone (i.e. not including our other businesses), which we believe will deliver profitability for our stockholders in 2025.



ALGODON WINE ESTATES, PRIVATE ESTANCIA

In the water-scarce region of San Rafael, where climate conditions are ideal for world-class wine cultivation, water — it might be argued — is like liquid gold. Our efforts to build our own water wells (to become more water independent) have increased the value of our estate. Over the past few years, water access in many areas of the Mendoza Province has been restricted, prompting us to explore alternative sources for the water needs of our vineyards, fruit orchards, and golf course. We have not only received approvals for drilling, but have successfully located water sources, significantly impacting our land value. Our aim is to have a total of 8 to 10 wells within the next 24 months, ultimately achieving what we believe can put us on the road to complete water independence.


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ALGODON WINE ESTATES, WINERY STORAGE ROOM

Our renovated wine cellar (renderings above) has reached a significant milestone with the completion of the stonework. We are now fine-tuning details such as aquiring new French Oak barrels and stainless-steel tanks, to for the upcoming 2024 harvest. This enhanced wine cellar, apart from its stunning aesthetics, will also enable us to expand our wine aging capacity, ultimately leading to increased revenue potential.

In addition to the construction completion of the front stone gate and entrance, continual improvements are also being made to our golf course, and its eminant expansion. The back 9 holes, which are already laid out, we hope to unveil in q1 2025, further enhancing our value.




ALGODON WINE ESTATES, GOLF

Chez Gaston Restaurant at Algodon Wine Estates will soon debut a new 10,000 sq ft facility, which we anticipate unveiling by q4 2024. This major, year-round estate amenity not only enhances the dining experience for hotel guests, our estate residents, and the local community, but also opens doors to wedding and corporate events, offering additional revenue potential.







CHEZ GASTON RESTAURANT @ ALGODON WINE ESTATES

Beyond Algodon Wine Estates, our company also possesses land assets in downtown San Rafael, Argentina, generating positive cash flow, and in Cordoba, Argentina. These land assets contribute to our overall portfolio and valuation, but can also create future development opportunities — especially so if Argentina's political prospects lead to and economic rebound, as we believe it can.

We remain committed to building value step by step, acknowledging the importance of sustainable growth. Our mission between 2023 to 2025 is to grow our value and revenue by revinvesting in each of our destination properties.

Algodon Fine Wines

We've made significant strides in 2023, particularly in consolidating our wine sales through e-commerce. To increase sales volume in 2024, we've anchored our strategy on initiatives that include leveraging Algodon Mansion in Buenos Aires for wine tastings and other wine related activations, through product diversification such as launching new vintages including Pinot-Chardonnay, a 75th-Anniversary Special, a Winemaker's Selection, and two new Sparkling wines, and also (to the delight of many) reintroducing our wine barrel sales program.


ALGODON
ARGENTINA
GRAN CUVEE
2014
ALGODON
GRAN CUVEE
ALGODON
ALGODON
BLANC
ALGODON
ALGODON
ROSE
ALGODON



ALGODON FINE WINES, NEW WINE RELEASES

We remain committed to production quality through strategic investments in advanced equipment and facilities. This includes small-capacity stainless steel tanks for precision crafting of limited batches, as well as other major equipment that will allow us to fine tune the details necessary to create a better product, and more of it, so that we can ultimately grow our wine sales.



ALGODON FINE WINES, NEW BOTTLING MACHINERY

For example, a new and more efficient bottling machine which we anticipate acquiring in 2024, reflects our dedication to upholding the highest winemaking standards. This is simply one example, but attention to logistical fine tuning with initiatives like this enhances our product quality — potentially leading to increased wine sales.

As part of our forward-looking strategy, we're also gearing up to enter the Brazilian market through an e-commerce platform to service Brazil. We'll anticipate having more news on that in 2024.




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ALGODON
PINOT NOIR
2019

While Algodon Wine Estates' aeroengineers embrace eco-friendly principles, including the use of natural fertilizers and minimal agrochemical application, it's important to clarify that we currently lack official organic certification, although our practices mirror organic standards in many aspects.

However, for organic wine lovers, we are excited to announce that we are in the process of converting specific sections of our pinot noir and 1946 malbec vineyards to organic cultivation. This strategic shift not only aims to attract a broader market but also has the potential to command higher prices for those products, catering to the growing demand for organic options.


PIMA

ALGODON FINE WINES, PIMA

ALGODON FINE WINES, PIMA

Gaucho – Buenos Aires

Gaucho's newest upcoming product launches to look for, across various categories, includes leather goods, apparel, acessories and more. Our designers are refining our current capsule collections to continue to ensure artisanal-level craftsmanship.


GAUCHO
BUENOS AIRES
EMBRACE THE SPIRIT OF THE GAUCHO
Introducing our exquisite sterling silver jewelry collection, blending traditional craftsmanship with a modern twist, embodying the essence of gaucho culture and beauty.
Find us at
THE MIAMI DESIGN DISTRICT
Discover the collection now at
GAUCHO.COM

GAUCHO, SIILVER COLLECTION

Gaucho's sterling silver Jewelry collection debuted in August, and you can read Ocean Drive's recent feature on our jewelry collection here.

Behind the scenes, we've integrated software solutions spanning from inventory and logistics to customer service, allowing us to accelerate response times and elevating communication quality across channels, enhancing the overall customer experience.



GAUCHO'S TRAVEL COLLECTION DEBUT @ THE MIAMI DESIGN DISTRICT

Elevating the shopping journey, our Miami store continues to host immersive events alongside collection launches. These events create social proof and transform the retail experience, building trust and strengthening our bond with our customers, ultimately boosting sales.

Our "Maison Gaucho" collection stands as the pinnacle of high design and style within the Gaucho – Buenos Aires brand, and you can anticipate the upcoming unveiling of Maison Gaucho's latest designs, from its "Heart Collection"—poised to enchant and captivate our audience just in time for the Holiday shopping season.

In Summary

Our companies continue to drive value on a monthly and quarterly basis, and we are pushing for more revenue within each of our business segments. Algodon Mansion completed its renovation and is ready for the 2023-24 holiday season in Argentina. Algodon Wine Estates' lodge has also been renovated and we are excited about the increased occupancy rates at both hotels. At the winery, we look forward to the 2024 harvest in March and April. Since we've expanded the winery and the capacity or our wine cellar, we are now focused on building and expanding our library of wines. Despite the challenges in Argentina, where it can sometimes take time and some bureaucracy to make things happen, we look with excitement toward 2025, which we anticipate will be the first time we can expect to see revenue from lot sales, to the potential of about USD 10 Million. For Gaucho – Buenos Aires, our flagship Miami store and our online components continue to perform with increased revenue year over year — and as we're seeing that, it keeps us optimistic for additional growth. On the horizon, we look toward the future to make more strategic land acquisitions both for commercial and for private development in Buenos Aires, so that we may continue to build value.

Thank you for joining us and for your continued support on this journey. Stay tuned, we have more to report soon with our 2024 goals and objectives.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO
GROUP
HOLDINGS, INC.

112 NE 41st Street, Suite #106 Miami, FL 33137